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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported) September 15, 2000



                              THE LOEWEN GROUP INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



  British Columbia, Canada           0-18429               98-0121376
----------------------------      --------------       -------------------
(State or Other Jurisdiction       (Commission            (IRS Employer
      of Incorporation)            File Number)         Identification No.)


4126 Norland Avenue, Burnaby, British Columbia               V5G 3S8
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    (Address of Principal Executive Offices)                (Zip Code)




Registrant's telephone number, including area code: 604-299-9321


                                       N/A
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS.

         The Loewen Group Inc. today reports the results of its factual investigation into the uncertainty relating to the secured status of its 7.75% Series 3 Senior Notes, of which $125,000,000 in principal amount is outstanding, 8.25% Series 4 Senior Notes, of which $225,000,000 in principal amount is outstanding, 7.20% Series 6 Senior Notes, of which $200,000,000 in principal amount is outstanding, 7.60% Series 7 Senior Notes, of which $250,000,000 in principal amount is outstanding, and its 6.70% Pass-Through Asset Trust Certificates ("PATS"), of which $300,000,000 in principal amount is outstanding.

         In 1996, The Loewen Group Inc. and Loewen Group International, Inc. (collectively, "the Company") entered into a Collateral Trust Agreement (the "CTA"), under which the Company granted security interests in certain assets (the "Pledged Assets") to secure its existing indebtedness. The CTA also permitted the securing of future indebtedness with the Pledged Assets. The CTA contains provisions regarding the registration of future indebtedness in a register maintained by the collateral trustee. Those provisions provide that holders of future indebtedness or their representatives were to effect this registration by delivering to the collateral trustee Additional Secured Indebtedness Registration Statements in a form set forth in the CTA.

         Subsequent to the execution of the CTA, among other financings, the Company issued the Series 3, Series 4, Series 6 and Series 7 Senior Notes and the PATS (collectively, the "Subject Debt"). Pursuant to the agreements with lender representatives in connection with those financings, the Company has treated the Subject Debt as secured under the CTA; however, in early 2000, the Company was advised that the Additional Secured Indebtedness Registration Statements for the Series 6 and Series 7 Senior Notes and the PATS were not included in the collateral trustee's files, and the Additional Secured Indebtedness Registration Statement for the Series 3 and Series 4 Senior Notes included in the collateral trustee's files indicated the correct original principal amount of the Series 3 and Series 4 Senior Notes, but stated that the outstanding principal amount was $0. These circumstances gave rise to uncertainty as to the status of these securities under the CTA.

         The Company then caused to be commenced a factual investigation into the circumstances underlying the absence from the collateral trustee's files of any Additional Secured Indebtedness Registration Statement for the Series 6 and Series 7 Senior Notes and the PATS and into the misstatement of the outstanding principal amount on the Additional Secured Indebtedness Registration Statement for the Series 3 and Series 4 Senior Notes. That investigation included informal interviews with numerous parties involved in the drafting of the CTA and the issuance of the Subject Debt; those interviewed included counsel for the Company that participated in the drafting of the CTA, counsel for the Company that participated in the issuance of the Subject Debt, a representative of the indenture trustee for the Subject Debt, and counsel for the underwriters on the Subject Debt. In addition, as part of the investigation, sworn testimony was taken from three representatives of the collateral trustee in a Bankruptcy Rule 2004 examination. The investigation also included analysis of various documents provided by or on behalf of involved parties.

         The factual investigation caused by the Company has revealed that for the Series 6 and Series 7 Senior Notes and for the PATS, no party recalls actually having delivered (and no party


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claims to have delivered) the executed Additional Secured Indebtedness
Registration Statements or any drafts thereof to the collateral trustee or its counsel. For the Series 3 and Series 4 Senior Notes, the factual investigation has revealed that a draft of the Additional Secured Indebtedness Registration Statement that correctly stated the original principal amount to be $350 million but incorrectly listed an outstanding principal amount of $0 was provided to the collateral trustee prior to the closing of that transaction. Revised drafts of the Additional Secured Indebtedness Registration Statement reflecting the correct outstanding principal balance were subsequently delivered to counsel for the collateral trustee prior to the closing. Although an Additional Secured Indebtedness Registration Statement reflecting the correct outstanding principal balance is contained in the book of closing documents, it did not make its way into the collateral trustee's retained files.

         The factual investigation has further revealed that, although the CTA requires the collateral trustee to enter the information from Additional Secured Indebtedness Registration Statements into a Secured Indebtedness Register, the collateral trustee instead kept copies of those Additional Secured Indebtedness Registration Statements received by it and did not keep an independent Additional Secured Indebtedness Register. In addition, while any representative of a secured party had the right under the CTA to examine the Secured Indebtedness Register, no party did so before June 1, 1999, the date the Company and certain of its affiliates filed for bankruptcy protection.

         As previously announced, the Company has confirmed that it satisfied its obligations under the financing agreements to adopt appropriate corporate resolutions and to deliver to lender representatives, at or about the time of closing, Additional Secured Indebtedness Registration Statements relating to the Series 3, Series 4, Series 6 and Series 7 Senior Notes and the PATS.

         This report of the results of the Company's factual investigation does not purport to provide an analysis of the status of the Subject Debt under the CTA.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   THE LOEWEN GROUP INC.



                                       By: /s/ Bradley D. Stam
                                           ------------------------------------
                                           Name: Bradley D. Stam
                                           Title: Senior Vice President,
                                           Legal & Asset Management

Date: September 15, 2000



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